77B Accountants Report on Internal Control

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Columbia Funds Master Investment
Trust, LLC

In planning and performing our audits of the financial statements of Columbia Small Cap Growth Master Portfolio, Columbia Large Cap Core Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia International Value Master Portfolio and Columbia High Income Master Portfolio (the Funds) as of and for the year ended March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 25, 2007

77E Legal Proceedings
On February 9, 2005, Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC ("BACAP Distributors," now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Order") on matters relating to mutual fund trading. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP, BACAP Distributors, and their affiliate, Banc of America Securities, LLC ("BAS") agreed, among other things,
(1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP and BACAP Distributors, along with Columbia Management Advisors, Inc. and Columbia Funds Distributors, Inc., the investment advisor to and distributor of the Columbia Funds, respectively, to reduce the management fees of Columbia Funds, including the Nations Funds that are now known as Columbia Funds, and other mutual funds, collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Boards of the Nations Funds now known as Columbia Funds have an independent Chairman, are comprised of at least 75% independent trustees and have engaged an independent consultant with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, $375 million will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC, and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in StateStateMaryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. Among other contingencies, the settlement is contingent upon a minimum threshold amount being received by the Nations Funds shareholders and/or the Nations Funds mutual funds from the previously established regulatory settlement fund. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for approval.

Separately, a putative class action - Mehta v AIG Sun America Life Assurance Company - involving the pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling in the MDL. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust and now known as Columbia Funds Variable Insurance Trust I) and BACAP (as successor to Banc of America Advisors, Inc. and now known as Columbia Management Advisors, LLC) for indemnification pursuant to the terms of a Fund Participation Agreement. On June 1, 2006, the court granted a motion to dismiss this case because it was preempted by the Securities Litigation Uniform Standards Act. That dismissal has been appealed to the United States Court of Appeals for the Fourth Circuit.

Separately, a putative class action (Reinke v. Bank of America, N.A., et al.) was filed against Nations Funds Trust (now known as Columbia Funds Series Trust) and others on December 16, 2004, in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. The Court granted Nations Funds Trust's motion to dismiss this action on December 16, 2005. No appeal was filed. On December 28, 2005, the same plaintiff's attorneys filed another putative class action based on the same facts (Siepel v. Bank of America, N.A., et al.) against Columbia Funds Series Trust (as successor to Nations Funds Trust) and others in the United States District Court for the Eastern District of Missouri. The Court granted Columbia Funds Series Trust's motion to dismiss this action on December 27, 2006. The plaintiffs have appealed the decision dismissing this action to the United States Court of Appeals for the Eighth Circuit. That appeal is pending. On February 22, 2006, another putative class action based on the same facts (Luleff v. Bank of America, N.A. et al.) was filed in the United States District Court for the Southern District of New York against Columbia Funds Series Trust, William Carmichael and others. The plaintiffs voluntarily dismissed this case against Columbia Funds Series Trust and William Carmichael on October 25, 2006. Bank of America, N.A. and Bank of America Corporation are still defendants in the case, pending a ruling on their motion to dismiss.

77Q1 Exhibits


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

              placeCityCOLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

                      a Delaware Limited Liability Company

                          Principal Place of Business:
                              One Financial Center
                                Boston, MA 02111

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   The Company

Section 1.1:      Name...............................................................................     1
Section 1.2:      Company Purpose....................................................................     2
Section 1.3:      Definitions........................................................................     2

                                   ARTICLE II
                                    Trustees

Section 2.1:      Number and Qualification...........................................................     5
Section 2.2:      Term and Election..................................................................     6
Section 2.3:      Resignation and Removal............................................................     6
Section 2.4:      Vacancies..........................................................................     6
Section 2.5:      Meetings...........................................................................     7
Section 2.6:      Officers; Chairman of the Board....................................................     7
Section 2.7:      By-Laws............................................................................     8

                                   ARTICLE III
                               Powers of Trustees

Section 3.1:      General............................................................................     8
Section 3.2:      Investments........................................................................     8
Section 3.3:      Legal Title........................................................................     9
Section 3.4:      Sale of Interests..................................................................     9
Section 3.5:      Borrow Money.......................................................................     9
Section 3.6:      Delegation; Committees.............................................................     9
Section 3.7:      Collection and Payment.............................................................     9
Section 3.8:      Expenses...........................................................................     9
Section 3.9:      Miscellaneous Powers...............................................................     9
Section 3.10:     Further Powers.....................................................................     10

                                   ARTICLE IV
                  Investment Advisory, Administrative Services
                        and Placement Agency Arrangements

Section 4.1:      Investment Advisory and Other Arrangements.........................................     10
Section 4.2:      Parties to Contract................................................................     11


                                    ARTICLE V
                            Limitations of Liability

Section 5.1:      No Personal Liability of Trustees, Officers or Employees; Liability of
                  Holders Indemnification............................................................     11
Section 5.2:      Non-liability of Trustees, etc.....................................................     11
Section 5.3:      Mandatory Indemnification..........................................................     11
Section 5.4:      No Bond Required of Trustees.......................................................     12
Section 5.5:      No Duty of Investigation; Notice in Company Instruments............................     12
Section 5.6:      Reliance on Experts, etc...........................................................     12

                                   ARTICLE VI
                            Interests in the Company

Section 6.1:      Interests..........................................................................     13
Section 6.2:      Rights of Holders..................................................................     13
Section 6.3:      Purchase of or Increase in Interests...............................................     13
Section 6.4:      Register of Interests..............................................................     13
Section 6.5:      Notices............................................................................     14
Section 6.6:      Tax Matters........................................................................     14
Section 6.7:      Organizational Member..............................................................     14

                                   ARTICLE VII
         Determination of Book Capital Account Balances and Allocations

Section 7.1:      Book Capital Account Balances......................................................     14
Section 7.2:      Allocation of Net Profits and Losses...............................................     15
Section 7.3:      Power to Modify the Foregoing Procedures...........................................     16

                                  ARTICLE VIII
                          Distributions and Redemptions

Section 8.1:      Distributions......................................................................     16
Section 8.2:      Determination of Net Income........................................................     16
Section 8.3:      Redemptions........................................................................     17
Section 8.4       Determination of Net Asset Value...................................................     17
Section 8.5       Suspension of Right of Redemption..................................................     17

                                   ARTICLE IX
                                     Holders

Section 9.1:      Meetings of Holders................................................................     17
Section 9.2:      Notice of Meetings.................................................................     18
Section 9.3:      Record Date for Meetings...........................................................     18
Section 9.4:      Proxies............................................................................     18
Section 9.5:      Reports............................................................................     19
Section 9.6:      Inspection of Records..............................................................     19
Section 9.7:      Voting Powers......................................................................     19
Section 9.8:      Series of Interests................................................................     19
Section 9.9:      Holder Action by Written Consent...................................................     21
Section 9.10:     No Pre-Emptive Rights; Derivative Suits............................................     21

                                    ARTICLE X
         Duration; Termination of the Company; Amendment; Mergers, etc.

Section 10.1:     Duration...........................................................................     22
Section 10.2:     Termination of the Company.........................................................     22
Section 10.3:     Amendment Procedure................................................................     23
Section 10.4:     Merger, Consolidation, Conversion and Sale of Assets...............................     23

                                   ARTICLE XI
                                  Miscellaneous

Section 11.1:     Certificate of Designation; Agent for Service of Process...........................     23
Section 11.2:     Governing Law......................................................................     24
Section 11.3:     Counterparts.......................................................................     24
Section 11.4:     Reliance by Third Parties..........................................................     24
Section 11.5:     Provision in Conflict With Law or Regulations......................................     24
Section 11.6:     Company Only.......................................................................     25
Section 11.7:     Withholding........................................................................     25
Section 11.8:     Headings and Construction..........................................................     25

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

         This Limited Liability Company Agreement ("Agreement") of the COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC (the "Company"), is made as of March 29, 2007, by Columbia Management Advisors, LLC, as the Organizational Member, the Holders (as hereinafter defined) of the Company on the date hereof and those persons and entities hereinafter admitted as Holders.

                        W I T N E S S E T H:
                         - - - - - - - - - -

         WHEREAS, THIS AGREEMENT is made and entered into as of the date set forth below by the Trustees named hereunder, Columbia Management Advisors, LLC and the Holders for the purpose of continuing the business of Columbia Funds Master Investment Trust, a Delaware statutory trust (the "Trust"), as a Delaware limited liability company in accordance with the provisions hereinafter set forth;

         WHEREAS, the Trust was converted into the Company pursuant to the Delaware Statutory Trust Act (12 Del. C. ss.3801 et. seq.) and Section 18-214 of the DLLCA (as defined herein) (the "Conversion"), by causing to be filed a Certificate of Conversion and a Certificate of Formation with the office of the Secretary of State of the State of Delaware on March 29, 2007; and

         WHEREAS, the undersigned desire to continue the Company as a limited liability company under the Delaware Act and hereby adopt this Agreement;

         NOW, THEREFORE, it being the intention of the undersigned that this Agreement constitute the limited liability company agreement of the Company, do hereby declare that the Trustees will oversee the management of all cash, securities and other assets which the Company now possesses or may hereafter acquire from time to time in any manner and oversee the disposition of the same upon the following terms and conditions for the pro rata benefit of the holders of Interests in the Company.

                                    ARTICLE I

                                   The Company

1.1 Name. The name of the limited liability company formed hereby shall be "Columbia Funds Master Investment Trust, LLC," and so far as may be practicable the Trustees shall conduct the Company's activities, execute all documents and sue or be sued under that name, which name (and the word "Company" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or members in the Company. However, should the Trustees determine that the use of the name of the Company is not advisable, they may select such other name for the Company as they deem proper and the Company may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall not require the approval of the Holders of Interests in the Company, but shall have the status of an amendment to this Agreement. The Trustees shall cause to be filed an appropriate amendment to the Certificate of Formation of the Company to reflect such a change. Effective as of the time of the Conversion, (i) the Certificate of Trust of the Trust, dated as of January 13, 1999, as amended, and the Amended and Restated Declaration of Trust of the Trust are replaced and superseded in their entirety by the Certificate of Formation of the Company and this Agreement in respect of all periods beginning on or after the Conversion, (ii) Columbia Management Advisors, LLC, is hereby automatically admitted as the organizational member of the Company (the "Organizational Member"), (iii) the "Columbia High Income Master Portfolio," the `Columbia International Value Master Portfolio," the "Columbia Marsico Focused Equities Master Portfolio," the "Columbia Marsico Growth Master Portfolio," the "Columbia Small Cap Growth Master Portfolio," and the "Columbia Large Cap Core Master Portfolio" series of the Trust existing immediately prior to the Conversion hereby continue as the "Columbia High Income Master Portfolio," the "Columbia International Value Master Portfolio," the "Columbia Marsico Focused Equities Master Portfolio," the "Columbia Marsico Growth Master Portfolio," the "Columbia Small Cap Growth Master Portfolio," and the "Columbia Large Cap Core Master Portfolio" Series of the Company, with the beneficial interests in each such series of the Trust being automatically converted into the Interests in the Series, (iv) each of the Persons who was a holder of beneficial interests in the Trust immediately prior to the Conversion is hereby automatically admitted as a Holder of the Company, and is hereby issued the Interests reflected on the books and records of the Company, and each such Holder is automatically associated with the Series in which it holds Interests, and (v) in accordance with Section 18-214(g) of the DLLCA, the Company shall constitute a continuation of the existence of the Trust in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Trust. Peter T. Fariel is hereby designated as an "authorized person" within the meaning of the DLLCA, and has executed, delivered and filed the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, such person's powers as an "authorized person" ceased, and each Trustee, acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) permitted to be filed with the Secretary of State of the State of Delaware.

         1.2 Company Purpose. The purpose of the Company is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act (defined below).

         1.3 Definitions. As used in this Agreement, the following terms shall have the following meanings:


         The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act.

         The terms "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

         "Adjusted Book Capital Account Deficit" shall mean, with respect to any Holder, the deficit balance, if any, in such Holder's Book Capital Account as of the end of any fiscal year and after giving effect to the following adjustments:
(i) credit to such Book Capital Account any amounts which such Holder is obligated or treated as obligated to restore with respect to any deficit balance in such Book Capital Account pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Book Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Book Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Administrator" shall mean any party furnishing services to the Company pursuant to any administrative services contract described in Section 4.1 hereof.

         "Agreement" shall mean this limited liability company agreement of the Company as amended from time to time. References in this Agreement to "Agreement", "hereof", "herein" and "hereunder" shall be deemed to refer to the Agreement rather than the article or section in which such words appear.

         "Board of Trustees" means the board of managers of the Company established in Section 2.5.

         "Book Capital Account" means, with respect to any Holder, the Capital Account maintained for such Holder on a daily basis in accordance with Article VII of this Agreement.

         "By-Laws" shall mean the By-Laws of the Company as amended from time to time. The By-Laws are hereby incorporated by reference into this Agreement.

         "Chairman of the Board" means the chairman of the Board of Trustees appointed in accordance with Section 2.6.

         "Class" or "Class of Interests" refers to the division of Interests representing any Series into two or more classes.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal income tax statute enacted after the date hereof. A reference to a specific Section of the Code refers not only to such specific Section but also to any corresponding provision of any federal income tax statute enacted after the date hereof.

         "Commission" shall mean the U.S. Securities and Exchange Commission.


         "Company Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Company and/or the Series of the Company, as the context requires. In connection with the establishment of any Series of Interests of the Company, the Trustees may authorize the division of Company Property to be associated with two or more Series, in accordance with the provisions of Section 9.8 hereof, in which case all references in this Agreement to the Company, Company Property, Interests therein or Holders thereof shall be deemed to refer to each such Series, as the case may be, except as the context otherwise requires. Any Series of Interests shall be established and designated, Company Property shall be associated with such Series, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. The voting rights of Holders of Interests in the Series shall be governed by Section 18(f)(2) of the 1940 Act and Rule 18f-2 thereunder, as amended from time to time, or upon repeal thereof, in such other manner as the Trustees shall establish in the Company's By-Laws.

          "DLLCA" shall mean the Delaware Limited Liability Company Act, Del. Code. Ann. tit. 6, ss.ss. 18-101 - 18-1109, as amended from time to time.

         "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

         "Holder" shall mean the Organizational Member and any person who shall have been admitted to the Company as a member of the Company pursuant to Section
6.3 hereof. Each Holder shall be a "member" of the Company as defined in the DLLCA.

         "Interest(s)" shall mean the limited liability company interest of a Holder in the Company or in a Series of the Company, as the case may be, including a limited liability company interest and all rights, powers and privileges accorded to Holders in this Agreement.

         "Interested Person" shall have the same meaning as that described in
Section 2(a)(19) of the 1940 Act.

         "Investment Adviser" shall mean any party furnishing services to the Company pursuant to any investment advisory contract described in Section 4.1 hereof.

         "Majority Interests Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act.

         "Net Losses" of a Series for any given time period shall mean the excess of the net asset value of the Series as of the opening of the business on the first day of the period, after any additional contributions made on such date, over the net asset value of the Series at the close of business on the last day of such period, prior to any distribution being made; provided that items allocated pursuant to Section 7.2(d) shall be excluded from the definition of Net Losses.

         "Net Profits" of a Series for any given time period shall mean the excess of the net asset value of the Series as of the opening of business on the first day of the period, after any distribution being made with respect to such period, over the net asset value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date; provided that items allocated pursuant to Section 7.2(d) shall be excluded from the definition of Net Profits.

          "Outstanding Interests" means Interests shown in the books and records of the Company or its fund accountant as then issued and outstanding, but does not include any Interests that have been repurchased or redeemed by the Company and are being held in the treasury of the Company.

         "Percentage Interest" shall mean, with respect to any Holder, as of any day, the ratio (expressed as a percentage) of such Holder's Book Capital Account, as of close of business on the preceding day to the aggregate Book Capital Accounts of all Holders as of the close of business on such preceding day, such Book Capital Accounts to be determined.

         "Person" shall mean and include individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Registration Statement" shall mean the currently effective Registration Statement of the Company under the 1940 Act.

         "Treasury Regulations" shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trustee" shall mean a "director" within the meaning of Section 2(a)(12) of the 1940 Act and a "manager" within the meaning of the DLLCA.

         "Series" or "Series of Interest" refers to the one or more separate series of limited liability company interests within the meaning of ss.18-215 of the DLLCA, which represent separate investment portfolios of the Company with separate and distinct records and with assets that are held in such separate and distinct records and accounted for separately from the other assets of the Company. The assets and liabilities of the Company may be divided and associated with the separate Series and the Interests of the Company in the Series shall represent the limited liability company interest of Holders in such respective series, each of which may be created and described pursuant to resolutions of the Trustees.

                                   ARTICLE II

                                    Trustees

         2.1 Number and Qualification. The number of Trustees, if different from the number of initial Trustees, shall be fixed from time to time by written instrument signed by, or by a resolution approved by, a majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by, or by a resolution approved by, a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Agreement. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement. Each Trustee shall be an individual at least 21 years of age who is not under legal disability, and is hereby designated as a "manager" within the meaning of the DLLCA.

         2.2 Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Company and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 2.3 below.

         2.3 Resignation and Removal. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman of the Board, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Company or the remaining Trustees any Company Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with
Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Agreement.

         2.5 Meetings. Meetings of the Board of Trustees shall be held from time to time upon the call of the Chairman of the Board, if any, the President, the chief operating officer, if any, the Secretary, the assistant secretary or any two Trustees. Regular meetings of the Board of Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Board of Trustees may act with or without a meeting. A quorum for all meetings of the Board of Trustees shall be one-third (1/3) of the total number of Trustees, but no less than two Trustees. Unless provided otherwise in this Agreement, any action of the Board of Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of all the Trustees. If there be less than a quorum present at any meeting of the Board of Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

         Any committee of the Board of Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board of Trustees shall provide otherwise. Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

         With respect to actions of the Board of Trustees and any committee of the Board of Trustees, Trustees who are Interested Persons of the Company or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Board of Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participating in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission staff releases or interpretations.

         2.6 Officers; Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman of the Board shall be and the President, Secretary and Treasurer may, but need not, be a Trustee.

         2.7 By-Laws. The Trustees may adopt and, from time to time, amend or repeal the By-Laws for the conduct of the business of the Company.

                                   ARTICLE III

                               Powers of Trustees

         3.1 General. The Trustees shall have exclusive and absolute authority and control over the Company Property and over the business of the Company and of each Series to the same extent as if the Trustees were the sole owners of the Company Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees may perform such acts as they deem, in their sole discretion, to be proper, convenient or incidental for conducting the business of the Company. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of or recourse to any court.

         3.2      Investments.  The Trustees shall have power to:
                  -----------

                  (a) conduct, operate and carry on the business of an investment company; and

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts and securities, including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, options, futures contracts, and other securities, shares or interests, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to cause the Company, on its own behalf or on behalf of the Series, to invest.

                  The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Company, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 Legal Title. Legal title to all the Company Property shall be vested in the Company, with respect to any applicable Series, except that the Trustees shall have the power to cause legal title to any Company Property to be held by or in the name of one or more of the Trustees on behalf of the Company, or in the name of the Company, or in the name of any other Person on behalf of the Company on such terms as the Trustees may determine so long as the assets of each Series are held in its separate and distinct records and accounted for separately from the other assets of the Company and the Series.

         3.4 Sale of Interests. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Interests including Interests in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or other assets of the appropriate Series or class of Interests, whether capital or surplus or otherwise.

         3.5 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Company, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Company and the Company Property, to delegate from time to time to such of their number or to officers, employees or agents of the Company the doing of such things and the execution of such instruments either in the name of the Company or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Company; and to pay all claims, including taxes, against the Company Property; to prosecute, defend, compromise or abandon any claims relating to the Company Property; to foreclose any security interest securing any obligations, by virtue of which any property is owned, to the Company; and to enter into releases, agreements and other instruments.

         3.8 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Agreement, and to pay reasonable compensation from the funds of the Company to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (and subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Company.

         3.9 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Company and terminate such employees or contractual relationships as they consider appropriate; (b) to cause the Company or any Series thereof to enter into joint ventures, partnerships, limited liability companies and any other combinations or associations; (c) purchase, and pay for out of Company Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission) insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Company would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Company; (e) to the extent permitted by law, indemnify any Person with whom the Company has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Company, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Company, or any Series thereof, and the method by which its accounts shall be kept; and (h) adopt a seal for the Company, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Company.

         3.10 Further Powers. The Trustees shall have power to conduct the business of the Company and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper, desirable, convenient or incidental in order to promote the interests of the Company although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Company made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Company Property.

                                   ARTICLE IV

                  Investment Advisory, Administrative Services
                        and Placement Agency Arrangements

         4.1 Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory, administrative services (including transfer and dividend disbursing agency services), distribution, fiduciary (including custodian), placement agency and/or other service contracts or agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees and the Company such investment advisory, administrative, distribution, fiduciary, placement agency and/or other services as the Trustees shall, from time to time, consider desirable or convenient and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Agreement, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Company Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2 Parties to Contract. Any contract or agreement of the character described in Section 4.1 of this Article IV or in the By-Laws of the Company may be entered into with any Person, although one or more of the Trustees or officers of the Company may be an employee, officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws.

                                    ARTICLE V

                            Limitations of Liability

         5.1 No Personal Liability of Trustees, Officers or Employees; Liability of Holders; Indemnification. No Trustee, officer or employee of the Company, when acting in such capacity, shall be subject to any personal liability whatsoever, in his or her official or individual capacity to any Person, other than the Company or its Holders, in connection with Company Property or the affairs of the Company, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person; and all such Persons shall look solely to the Company Property for satisfaction of claims of any nature against a Trustee, officer or employee of the Company arising in connection with the affairs of the Company.

         5.2 Non-Liability of Trustees, etc. No Trustee, officer or employee of the Company shall be liable to the Company, Holders of Interests therein, or to any Trustee, officer or employee thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

         5.3 Mandatory Indemnification. The Company shall indemnify each of its Trustees, officers and employees (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer or employee, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial type inquiry), that he or she did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Company Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he or she is not entitled to such indemnification.

         5.4 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

         5.5 No Duty of Investigation; Notice in Company Instruments. No purchaser, lender, or other Person dealing with the Trustees or any officer or employee of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer or employee or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Company made or sold by the Trustees or by any officer, employee or agent of the Company, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Company shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Agreement, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Company. The Trustees may maintain insurance for the protection of the Company Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Company shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Company, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                            Interests in the Company

         6.1 Interests. The Interests of the Company shall be issued in one or more Series as the Trustees may, without Holder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets associated with that Series and shall represent a separate investment portfolio of the Company. The limited liability company interest in the Company of each Series at all times shall be divided into Interests, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Interest of the same Series, none having priority or preference over another. The Trustees may, without Holder approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion right, if any) as the Trustees may determine. The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Trustees may divide, without Holder approval, or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate limited liability company interests in the Company or the Series or class.

         6.2 Rights of Holders. The ownership of the Company Property of every description shall be vested in the Company and the right to conduct any business hereinbefore described is vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the limited liability company interest in the Company conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Company. The Interests shall be personal property giving only the rights in this Agreement specifically set forth.

         6.3 Admission of Holders; Increase in Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the admission of a person as a Holder or an increase in the Interest of a Holder, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may determine in their sole discretion, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. Any person wishing to be admitted as a Holder shall be admitted as a Holder upon its acquisition of an Interest and its reflection on the record of Holders, and such Holder shall be deemed to have agreed to be bound by this Agreement upon such admission.

         6.4 Register of Interests. A register shall be kept at the Company under the direction of the Trustees which shall contain the names and addresses of the Holders. Each such register shall be conclusive as to who are the Holders associated with each Series of Interests in the Company and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

         6.5 Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Company.

         6.6 Tax Matters. It is the intention of the parties hereto that each Series be treated for tax purposes as a partnership. The provisions hereof shall be interpreted accordingly and no party hereto (and no Holder) shall take a contrary position for tax purposes.

         6.7 Organizational Member. The Organizational Member shall be a member of the Company and each Series thereof until the admission of other Holders as members of the Company. At such time, the Organizational Member shall cease to be a member of the Company. Pursuant to Section 18-301 of the DLLCA, the Organizational Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.

                                   ARTICLE VII

                 Determination of Book Capital Account Balances
                                 and Allocations

           7.1....Book Capital Account Balances. A Book Capital Account shall be maintained for each Holder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Holder to purchase or increase its interest in the Series and with its share of the Series' Net Profits, shall be charged with such Holder's share of the Series Net Losses, distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Holders. No interest shall be paid on any amount of consideration paid to the Company to purchase or increase Interests.

                  (a) The Book Capital Account Balances of Holders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make such calculations may be delegated to the custodian, fund accountant or any other person as the Trustees may determine;

                  (b) Notwithstanding any other provision of this Agreement, the Book Capital Accounts of the Holders shall at all times be determined and maintained in compliance with Treasury Regulations Section 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe in their absolute discretion, such policies for the maintenance of such Accounts as they consider comply with requirements of the Code.




          7.2.....Allocation of Net Profits and Net Losses.

                  (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among Holders of that Series in proportion to their respective interests in the Series, determined as of the opening of business on such day.

                  (b) Except as otherwise provided in this Section, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury Regulations Section 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Holder with respect to that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with Section 704(c) of the Code and the regulations thereunder, as may be provided in any policies adopted by the Trustees.

                  (c) Expenses of a Series, if any, which are borne by any Holder of that Series in its individual capacity shall be specially allocated to that Holder.

                  (d) Notwithstanding the foregoing, the following shall apply:

                           (i) To the extent any losses or deduction otherwise
allocable to a Holder hereunder would cause such Holder (hereinafter, a "Restricted Holder") to have an Adjusted Book Capital Account Deficit with respect to its Book Capital Account as of the end of the fiscal year to which such losses or deduction relate, such losses and deduction shall not be allocated to such Restricted Holder and instead shall be allocated to the other Holders in the same Series as the Restricted Holder pro rata in accordance with their respective interests in such Series.

                           (ii) In the event any Holder unexpectedly receives
any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Holder has an Adjusted Book Capital Account Deficit, items of income and gain shall be specially allocated to such Holder in an amount and manner sufficient to eliminate the Adjusted Book Capital Account Deficit as quickly as possible. This clause is intended to constitute a "qualified income offset" under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           (iii) To the extent that Treasury Regulations Section
1.704-1(b)(2)(iv)(m) requires that Book Capital
Accounts be adjusted with respect to an adjustment to the basis of a Series' property pursuant to a Code Section 754 election, such adjustment shall be treated as an item of income, gain or loss and allocated to the Holders as appropriate.

                           (iv) To the extent necessary to avoid any economic
distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Trustees in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under Sections 7.2(d)(i) through 2(d)(ii).


          7.3.....Power to Modify the Foregoing Procedures. Notwithstanding any
other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustee's judgment, the Company as a whole), and/or (b) the allocations of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Series as they deem necessary or desirable to enable the Company or any Series to comply with any provision of the 1940 Act, the Code, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VIII

                          Distributions and Redemptions

          8.1.....Distributions. The Trustees may distribute periodically to the
Holders of each Series of Interests an amount approximately equal to the net income of that Series, as determined by the Trustees or as they may authorize in their discretion. The Trustees also may distribute from time to time to the Holders of any one or more Series an amount equal to all or part of the gain realized on the sale or disposition of the assets of the Series or all or part of the principal of the Company or Series. The amount and payment of distributions and their form, whether they are in cash, Interests or other Company Property, shall be determined by the Trustees in their discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Interests of a particular Series shall be distributed pro rata to the Holders of that Series in proportion to the number of Interests of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Holders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

         8.2......Determination of Net Income. In determining the net income of each Series or Class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider fairly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or Class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a Series or Class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Company which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required under such decree.

          8.3.....Redemptions. As required under the 1940 Act, each Holder shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or any part of his or her Interests at a redemption price per Interest equal to the Net Asset Value per Interest at such time as the Trustees shall have prescribed by resolution, less any applicable charges or sales loads. In the absence of such resolution, the redemption price per Interest shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Company's Registration Statement for that Series under the Securities Act of 1933 and/or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Holders to redeem Interests for any reason under terms set by the Trustees, including the failure of a Holder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interests issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amounts due and owing by a Holder to the Company or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Holders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

          8.4.....Determination of Net Asset Value. The Trustees shall cause the
Net Asset Value of Interests of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Interest to one or more Trustees or officers of the Company or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Interests shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day such Exchange is open for trading.

         8.5......Suspension of Right of Redemption. If, as referred to in
Section 8.3, the Trustees postpone payment of the redemption price and suspend the right of Holders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Holders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Holder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Interest next determined after the suspension terminates.

                                   ARTICLE IX

                                     Holders

         9.1......Meetings of Holders. Meetings of the Holders associated with a
Series or of all Holders, may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in the Company, or, with respect to a Meeting of the Holders of one or more Series, not less than 10% of the Interests of the affected Series, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Company, or with respect to a Meeting of the Holders associated with one or more Series, holders of one-third of the Interests of that Series, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Agreement including the By-Laws of the Company. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law or this Agreement including the By-Laws of the Company require a greater number of affirmative votes.

         9.2......Notice of Meetings. Written or printed notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving it at his or her residence or usual place of business, or by mailing it to a Holder, at his or her registered address, at least 20 calendar days and not more than 90 calendar days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Company, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         9.3......Record Date for Meetings For the purpose of determining the
Holders who are entitled to notice of any to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders, or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes.

         9.4......Proxies At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Company. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Company. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         9.5......Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Company or each Series prepared in conformity with generally accepted accounting principles and shall obtain an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually, interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period. At the expense of the relevant Series, the Trustees shall maintain or cause to be maintained separate and distinct records and accounts of the operations and expenditures of such Series, as the Trustees determine to be necessary, proper or advisable in accordance with Section 18-215 of the DLLCA.

         9.6......Inspection of Records. The records of the Company shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Company.

         9.7......Voting Powers. The Holders shall have power to vote only (a)
for the election of Trustees as and to the extent required by the 1940 Act, (b) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, but only as and to the extent required by the 1940 Act, (c) with respect to dissolution of the Company as provided in Section 10.2 hereof, (d) with respect to any amendment of the Agreement but only as and to the extent provided in Section 10.3 hereof, (e) with respect to any merger, consolidation, conversion or sale of assets but only as and to the extent provided in Section
10.4 hereof, and (f) with respect to such additional matters relating to the Company but only as and to the extent required by the 1940 Act, or any other applicable law, the Agreement, the By-Laws or any registration of the Company with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. The By-Laws may include further provisions for Holders' votes and meetings and related matters.

         9.8......Series of Interests. Upon the establishment from time to time of the Series, the following provisions shall be applicable:

                  (a) All consideration received by the Company for the issue or sale of Interests of a particular Series together with all Company Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and shall be so recorded upon the books of account of the Company. In the event that there is any Company Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable and such Company Property shall be held in the separate and distinct records of the Series as so allocated. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

                  (b) The Company Property belonging to each particular Series shall be charged with the debts, liabilities and obligations of the Company in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Company which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act or DLLCA, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. All persons extending credit to, or contracting with or having any claim against a particular Series of the Company shall look only to the assets of that particular Series for payment of such credit, contract or claim.

                  (c) The power of the Trustees to pay dividends and make distributions shall be governed by Article VIII of this Agreement with respect to the Interests in the Company not in the Series. With respect to any Series, dividends and distributions on Interests may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that Series, from such of the income and capital gains, accrued or realized, from the Company Property belonging to that Series as the Trustee may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series shall be distributed pro rata to the Holders of Interests in that Series in proportion to the total outstanding Interests in that Series held by such Holders at the date and time of record establishment for the payment of such dividends or distribution.

                  (d) The Interests in a Series of the Company shall represent limited liability company interests in the Company Property in such Series. Each Holder of Interests in a Series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a Series, such Holder shall be paid solely out of the funds and property of such Series of the Company. Upon liquidation or termination of a Series of the Company, Holders of Interests in such Series shall be entitled to receive a pro rata share of the Company Property belonging to such Series. A Holder of Interests in a particular Series of the Company shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or the Holders of Interests in any other Series of the Company.

                  (e) On any matter submitted to a vote of Holders of Interests in the Company, all Interests then entitled to vote shall be voted with respect to the individual Series, except that (i) when required by the 1940 Act, Interests shall be voted in the aggregate and not by the individual Series, and
(ii) when the Trustees have determined that the matter affects only the interests of Holders of Interests in a limited number of Series, then only the Holders of Interests in such Series shall be entitled to vote thereon. Except as otherwise provided in this Article IX, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Series of Interests.

                  (f) The establishment and designation of any additional Series of Interests established after the date hereof shall be effective upon the execution by a majority of the then Trustees of an instrument, or by approval by a majority of the then Trustees of a resolution, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument or resolution. The Trustees may, in any such instrument or resolution, designate a separate business purpose or investment objective for any such Series. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number terminate that Series and the establishment and designation thereof. Each instrument or resolution referred to in this paragraph shall have the status of an amendment to this Agreement.

                  (g) As of the date hereof, there are six Series of Interests designated as "Columbia High Income Master Portfolio," "Columbia International Value Master Portfolio," "Columbia Marsico Focused Equities Master Portfolio," "Columbia Marsico Growth Master Portfolio," "Columbia Small Cap Growth Master Portfolio" and "Columbia Large Cap Core Master Portfolio." Each such Series consists of an unlimited number of Interests, and has the rights and privileges as set forth herein.

         9.9......Holder Action by Written Consent. Any action that may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as may be required by the 1940 Act or any express provision of this Agreement) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.

         9.10.....No Pre-Emptive Rights; Derivative Suits. Holders shall have no pre-emptive or other rights to subscribe for any additional Interests or other securities issued by the Company or any Series thereof. No action may be brought by a Holder on behalf of the Company unless Holders owning no less than 20% of the then outstanding Interests join in the bringing of such action.

                                    ARTICLE X

                        Duration; Dissolution of Company;
                            Amendment; Mergers, Etc.

         10.1.....Duration. Subject to possible dissolution in accordance with the provision of Section 10.2, the Company created hereby shall continue perpetually pursuant to the DLLCA. A termination of a Series shall not, in and of itself, dissolve the Company or cause the termination of any other Series.

         10.2.....Termination and Winding Up of Series; Dissolution of Company.
                  ------------------------------------------------------------

                  (a) The Company may be dissolved (i) by the affirmative vote of more than 50% of the total Interests of the Holders present, in person or by proxy, at a duly convened meeting or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of more than 50% of such Interests, (ii) by the Trustees by written notice to the Holders, or (iii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by the DLLCA. Upon any such dissolution of the Company:

              (1) The Company shall carry on no business except for the purpose of winding up its affairs.

             (2) The Trustees shall proceed to wind up the affairs of the Company and all of the powers of the Trustees under this Agreement shall continue until the affairs of the Company shall have been wound up, including the power to fulfill or discharge the contracts of the Company, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Company Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Company Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests entitled to vote.

            (3) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Company Property, in cash or in kind or partly each, among the Holders according to their respective rights.

                  (b) Upon dissolution of the Company and distribution to the Holders as herein provided, a majority of the Trustees shall (i) execute and lodge among the records of the Company an instrument in writing setting forth the fact of such dissolution, and (ii) execute and file with the Delaware Secretary of State a certificate of cancellation in accordance with the DLLCA. Upon termination of the Company, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

                  (c) Notwithstanding anything herein to the contrary, distributions in liquidation of a Series or of a Holder's interest therein shall be made to the Holders whose interests are being liquidated in accordance with their positive Book Capital Account balances after all other adjustments to such book capital accounts with respect to the year of liquidation. For purposes of this provision, "liquidation" shall have the meaning ascribed to it in Treasury Regulations Section 1.704-1(b)(2)(ii)(g). The timing of such liquidating distributions shall comply with Treasury Regulations Sections 1.704-1 or any similar regulation promulgated in the future, or if no such regulation exists, as soon as possible.

         10.3.....Amendment Procedure. This Agreement does not confer any independent rights to Holders not expressly granted under the DLLCA or 1940 Act. Accordingly, this Agreement, including the By-Laws, may be amended without Holder approval, and all Holders purchase Interests with notice that this Agreement may be so amended unless expressly required under the 1940 Act or DLLCA. The Trustees may, without any Holder vote, amend or otherwise supplement this Agreement by making an amendment, an agreement supplemental hereto or an amended and restated limited liability company agreement. Holders shall have the right to vote on any amendment but only as and to the extent expressly required under the 1940 Act, DLLCA or other applicable law, or submitted to them by the Trustees in their discretion.

         10.4.....Merger, Consolidation, Conversion and Sale of Assets. The
Company or any Series thereof may (a) merge or consolidate with or into one or more Delaware limited liability companies or other business entities (as defined in the DLLCA) or any other organization formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction, (b) convert to a common-law trust, a general partnership (including a registered limited liability partnership), a limited partnership (including a registered limited liability limited partnership) or a statutory trust, formed or created under the laws of the State of Delaware, or any unincorporated business entity, or (c) sell, assign, lease or exchange all or substantially all of its property, including its good will, in each such case, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees. Such an action shall only require a vote of Holders as and to the extent required by the 1940 Act or DLLCA. In accordance with Section 18-209(f) of the DLLCA, an agreement of merger or consolidation may effect any amendment to the Agreement or By-Laws or effect the adoption of a new limited liability company agreement or by-laws of the Company if the Company is the surviving or resulting limited liability company.

                                   ARTICLE XI

                                  Miscellaneous

         11.1.....Certificate of Designation; Agent for Service of Process. The
Company shall file, in accordance with the DLLCA, in the office of the Secretary of State of the State of Delaware, a certificate of formation, in the form and with such information required by Section 18-201 and Section 18-215 of the DLLCA and executed in the manner specified in the DLLCA. The Company shall comply with the DLLCA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Company, which agent shall have the same business office as the Company's registered office.

         11.2.....Governing Law. This Agreement is executed by all of the
Trustees and delivered with reference to the DLLCA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DLLCA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws). Reference shall be specifically made to DLLCA as to the construction of matters not specifically covered herein or as to which an ambiguity exists (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable Federal securities laws).

         11.3.....Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         11.4.....Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Company or of any recording office in which this Agreement may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Agreement, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Company, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         11.5.....Provisions in Conflict With Law or Regulations.
                  ----------------------------------------------

                  (a) The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DLLCA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

         11.6.....Company Only. It is the intention of the Trustees to form only a limited liability company under the DLLCA with the relationship of manager and member between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware limited liability company. Nothing in this Agreement shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

         11.7.....Withholding. Should any Holder be subject to withholding pursuant to the Code, or any other provision of law, the Company shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Agreement. If any sums are withheld pursuant to this provision, the Company shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

         11.8.....Headings and Construction. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 29th day of March, 2007.


COLUMBIA MANAGEMENT ADVISORS, LLC


By: /s/ Christopher L. Wilson
      Christopher L. Wilson
      President

ACCEPTED AND AGREED TO BY:

TRUSTEES


/s/ William P. Carmichael
William P. Carmichael
Chairman of the Board


/s/ Edward J. Boudreau, Jr.
Edward J. Boudreau, Jr.
Trustee


/s/ William A. Hawkins
William A. Hawkins
Trustee


/s/ R. Glenn Hilliard
R. Glenn Hilliard
Trustee


/s/ Minor M. Shaw
Minor M. Shaw
Trustee


                                      BY-LAWS

                                        OF

                   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

                      a Delaware Limited Liability Company

                           Principal Place of Business:
                              One Financial Center
                                Boston, MA 02111


                                     BY-LAWS

                                       OF

                   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

         These By-Laws are made as of March 29, 2007 and adopted pursuant to
Section 2.7 of the Limited Liability Company Agreement of Columbia Funds Master Investment Trust, LLC (the "Company") (formerly Columbia Funds Master Investment Trust, a Delaware statutory trust), as from time to time amended (hereinafter called the "Agreement"), and constitute a part of, and are incorporated into, the Agreement. All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Agreement.

                                    ARTICLE I

                               Meetings of Holders

         Section 1.1 Annual Meeting. An annual meeting of the Holders of Interests in the Company, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees (the "Trustees" or the "Board") and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Holders as set forth in Section 9.7 of the Agreement, or except when the Trustees consider it necessary or desirable.

         Section 1.2 Chairman. The President or, in his absence, the Chief Operating Officer shall act as chairman at all meetings of the Holders and, in the absence of both of them, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Company.

         Section 1.3 Proxies; Voting. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in the Company, all as provided in Article IX of the Agreement. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

         Section 1.4 Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 9.3 of the Agreement. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

         Section 1.5 Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders; the Interests represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents; determine the results; and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any facts found by them.

         Section 1.6 Records at Meetings of Holders. At each meeting of the Holders, there shall be open for inspection the minutes of the last previous meeting of Holders of the Company and a list of the Holders of the Company, certified to be true and correct by the Secretary or other proper agent of the Company, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order, the Holder's address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Company during normal business hours and for any purpose not harmful to the Company.

                                   ARTICLE II

                                    Trustees

         Section 2.1 Annual and Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

         Section 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Chief Operating Officer, the Secretary, an Assistant Secretary or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

         Section 2.3 Notice. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telefacsimile) or delivered personally (which term shall include notice by telephone). If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram or personally, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         Section 2.4 Chairman; Records. The Trustees may appoint a Chairman of the Board from among their number and such Chairman shall not be an officer of the Company. Such Chairman of the Board shall act as chairman at all meetings of the Trustees; in his absence, the Vice Chairman, if any, or the President shall act as chairman; and, in the absence of the Chairman of the Board, the Vice Chairman and the President, the Chief Operating Officer, if any, shall act as Chairman. In the absence of all of them, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

         Section 2.5 Qualifications of Trustees. Except as provided in the following sentence, no person shall be qualified to stand for election or appointment as a Trustee if such person has already reached the age of 72. Each Trustee shall retire from service on the Board of Trustees no later than the end of the calendar year in which such Trustee reaches age 72.

         Section 2.6 Audit Committee. The Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee composed of two or more Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Company, as the Board may from time to time determine. The Audit Committee shall: (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Company's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accountants the compliance of transactions of the Company with its investment adviser, administrator or any other service provider with the financial terms of applicable contracts or agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to independent public accountants and responsible officers of the Company for consultation on audit, accounting and related financial matters.

         Section 2.7 Nominating Committee of Trustees. The Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Holders at a meeting of the Holders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, if the Company has in effect a plan pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Trustees who are not "interested persons" (as defined in the 1940 Act) shall be committed to the discretion of such disinterested Trustees.

         Section 2.8 Executive Committee. The Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to: (a) determine the value of securities and assets owned by the Company, (b) elect or appoint officers of the Company to serve until the next meeting of the Board, and (c) take such action as may be necessary to manage the portfolio security loan business of the Company. All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

         Section 2.9 Other Committees. The Board may appoint from among its members other committees composed of two or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them.

         Section 2.10 Committee Procedures. The Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an "interested person" of the Company as the Board may from time to time determine. Each committee may fix its own rules of procedure and may meet as and when provided by those rules. Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

                                   ARTICLE III

                                    Officers

         Section 3.1 Officers of the Company; Compensation. The officers of the Company shall consist of the President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers or assistant officers, including Chief Operating Officer, Vice Presidents and Assistant Secretaries, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. No officer of the Company need be a Trustee. The Board of Trustees may determine what, if any, compensation shall be paid to officers of the Company.

         Section 3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman of the Board (who shall not be an officer of the Company), if any, President, Chief Operating Officer, if any, Secretary, Chief Financial Officer, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Company. Such officers shall hold office until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

         Section 3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President, Chief Operating Officer, if any, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

         Section 3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

         Section 3.5 President and Vice-Presidents. The President shall be the chief executive officer of the Company and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Company and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Holders and, in the absence of the Chairman of the Board and the Vice Chairman, the President shall preside at all meetings of the Trustees. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Company, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and, subject to limitations imposed by applicable law, regulation or agreement, to discharge employees and agents of the Company. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Company holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Chief Operating Officer, if any, or, in the absence or disability of both of them, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, the Chief Operating Officer, if any, Chief Financial Officer, the Treasurer and each Vice President shall have the power in the name and on behalf of the Company to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the Chairman, or the President.

         Section 3.6 Chief Operating Officer. The Chief Operating Officer, if any, shall have the authority and duties that generally pertain to such office, including, but not limited to, those delegated by the Chairman of the Board, if any, or the President.

         Section 3.7 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and any committees of Trustees, provided that, in the absence or disability of the Secretary, the Holders or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall be custodian of the seal of the Company, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Company which would be sealed by a Delaware corporation executing the name or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Company. The Secretary shall also perform any other duties commonly incident to such office in a Delaware corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         Section 3.8 Chief Financial Officer. Except as otherwise directed by the Trustees, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Company, and shall have and exercise under the supervision of the Trustees and of the Chairman, the President and the Chief Operating Officer all powers and duties normally incident to his office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Company or to its order. He or she shall deposit all funds of the Company as may be ordered by the Trustees, the Chairman of the Board, the President or the Chief Operating Officer. The Chief Financial Officer shall keep accurate account of the books of the Company's transactions which shall be the property of the Company and which, together with all other property of the Company in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Company and shall also be the principal financial officer of the Company. He or she shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Company.

         Section 3.9. Treasurer. The Treasurer shall have the authority and duties that generally pertain to such office, including but not limited to, those delegated by the Chief Financial Officer.

         Section 3.10 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President or by any other appropriate officers.

                                   ARTICLE IV

                                    Custodian

         Section 4.1 Appointment and Duties. The Board of Trustees shall at all times employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

                  (a) to hold the securities owned by the Company or its Series and deliver the same upon written order;

                  (b) to receive and receipt for any moneys due to the Company and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                  (c) to disburse such funds upon orders or vouchers;

                  (d) if authorized by the Trustees, to keep the books and accounts of the Company and furnish clerical and accounting services; and

                  (e) if authorized to do so by the Trustees, to compute the net income and net assets of the Company; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. The Trustees may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

         Section 4.2 Central Certificate System. Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or any such other person or entity with which the Trustees may authorize deposit in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Company.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.1 Depositories. In accordance with Article IV of these By-Laws, the portfolios of the Company shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Trustees may from time to time authorize.

         Section 5.2 Signatures. All contracts and other instruments shall be executed on behalf of the Company by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution or authorization provide.

         Section 5.3 Seal. The seal of the Company, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

         Section 5.4 Fiscal Year. The fiscal year of the Company shall end on such date of each year as is determined from time to time by the Board.

                                   ARTICLE VI

                                    Interests

         Section 6.1 Non-Transferability of Interests. Interests shall not be transferable. Except as otherwise provided by law, the Company shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owners of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Company shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

         Section 6.2 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Company.

         Section 6.3 Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.



         Last Amended:  March 29, 2007